UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 4, 2010
Date of Earliest Event Reported: January 13, 2010

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Hammond Drive Suite 410-A303
Atlanta, GA  30328
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (888) 561-2780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 13, 2010, MedCareers Group, Inc.’s (the “Company”, “we”, or “us”) Board of Directors appointed Charles John Dean as the Vice President, Chief Financial Officer and Treasurer of the Company.  Mr. Dean’s biographical information is below:

Charles John Dean, Age 46

Mr. Dean has been self employed as an independent accounting contractor since November 2008.  On August 12, 2009, Mr. Dean was appointed as Chief Restructuring Officer of Travelworm, Inc., which filed for Chapter 11 Bankruptcy on August 13, 2009, and which proceeding is ongoing.  From July 2008 to November 2008, Mr. Dean was employed as an accountant with nPorta, Inc., a travel services company.  From August 2006 to June 2008, Mr. Dean served as controller of One Travel Holdings/Travelogix, a travel services company.  From July 2006 to May 2007, Mr. Dean served as the co-founder and president of Primer Health, LLC, a physician staffing business.  From January 2001 to April 2006, Mr. Dean served as controller and vice president of finance of JC Nationwide, Inc.  From March 2000 to January 2001, Mr. Dean served as controller to Medcareers, Inc., a company not affiliated with the Company.  From October 1995 to March 2000, Mr. Dean served as Director of Financial Reporting for HealthPrime, Inc., a skilled nursing facility owner / operator.

Mr. Dean received his bachelor’s degree from the University of South Carolina in Accounting in 1986, and his master’s degree in accounting in 1987 from the University of North Carolina.  Mr. Dean is a certified public accountant licensed in Georgia, and is a member of the American Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDCAREERS GROUP, INC.

Date: February 4, 2010	By: /s/ Robert Bryan Crutchfield
Robert Bryan Crutchfield
Chief Executive Officer